Exhibit 10.16

AMENDMENT NO. 2 TO
EXCHANGE AGREEMENT

          AMENDMENT NO. 2 (the “Amendment”), dated as of January 9, 2003, by and among Nortek Holdings, Inc., a Delaware corporation (“Nortek Holdings”), Nortek, Inc., a Delaware corporation and a wholly owned subsidiary of Nortek Holdings (“Nortek”), K Holdings, Inc., a Delaware corporation (“K Holdings”), and Richard L. Bready (the “Stockholder”) to the Exchange Agreement (the “Agreement”), dated as of June 20, 2002, as amended September 16, 2002, by and among Nortek, Nortek Holdings, K Holdings and the Stockholder.

WHEREAS, the parties hereto desire to enter into this Amendment so as to make certain modifications to the Agreement;

          WHEREAS, the Board of Directors of Nortek (upon the recommendation of a Special Committee thereof consisting solely of disinterested directors) and the Board of Directors of Nortek Holdings have approved this Amendment and deem it advisable and in the best interests of their respective companies and stockholders to enter into this Amendment;

          NOW, THEREFORE, for good and valuable consideration and in consideration of the respective representations, warranties, covenants and agreements set forth in the Agreement, the parties agree as follows:

ARTICLE I

AMENDMENT; REFERENCES

          Section 1.1 Definitions; References. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement. Each reference to “hereof”, “herein”, “hereunder”, “hereby” and “this Agreement” shall from and after the date hereof refer to the Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Agreement, as amended hereby, shall in all instances remain as June 20, 2002, and references to “the date hereof” and “the date of the Agreement” shall continue to refer to June 20, 2002.

Section 1.2 Amendment.

(a) Section 7(h) of the Agreement is hereby amended by deleting the text of such clause in its entirety and replacing it with the following language:

          ”(h)Post-Closing Capitalization. Assuming the consummation of the Transactions, (i) immediately following the consummation of the Transactions, Stockholder will own (A) 258,150 shares of Class A Common Stock and (B) Rolled Over Options (as defined in the Nortek Holdings, Inc. 2002 Stock Option Plan) to purchase 1,398,849 shares of Class A Common Stock, (ii) it is anticipated that immediately following the consummation of the Transactions, K Holdings (or its permitted designees) will own approximately 8,209,847 shares of Nortek Holdings Preference Stock, (iii) immediately following the consummation of the Transactions other than shares of Nortek Holdings Preference Stock and shares of Class A Common Stock and other than options held by current employees, consultants, officers or directors of the Company granted pursuant to the 2002 Stock Option Plan, no other shares of, or options or other rights to acquire shares of, capital stock of the Company will be outstanding and (iv) immediately following the consummation of the Transactions, (A) affiliates of Kelso & Company, L.P. will own at least a majority of the outstanding shares of capital stock of the Company (calculated on a fully diluted basis but, for this purpose only, ignoring all capital stock and options held by members of the Company’s management) and (B) the amount of Stockholder’s investment in Class A Common Stock and Rolled Over Options will represent at least approximately 10.1% of the investment of all holders of Class A Common Stock, Rolled Over Options and Nortek Holdings Preference Stock, including Stockholder and K Holdings (and its permitted designees). For purposes of clause (iv)(B) of the immediately preceding sentence, all Class A Common Stock and Nortek Holdings Preference Stock outstanding shall be valued at the Management Purchase Price and all Rolled Over Options shall be valued based upon the number of shares of Class A Common Stock subject thereto and the excess of the Management Purchase Price over the exercise price of such options. Immediately following the consummation of the Transactions, no stock option plan of Nortek or Nortek Holdings will be authorized other than the 2002 Stock Option Plan of Nortek Holdings. Other than shares of Class A Common Stock authorized for issuance upon exercise of Rolled Over Options, the 2002 Stock Option Plan authorizes only 470,300 shares of Class A Common Stock for issuance pursuant to Class A Options (as defined in such plan) and 940,600 shares of Class A Common Stock for issuance pursuant to Class B Options (as defined in such plan).”

ARTICLE II

MISCELLANEOUS

          Section 2.1 Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 2.2 Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

NORTEK, INC.

By: /s/ Kevin W. Donnelly

Name: Kevin W. Donnelly
Title: Vice President, Secretary

NORTEK HOLDINGS, INC.

By: /s/ Kevin W. Donnelly

Name: Kevin W. Donnelly
Title: Vice President, Secretary

K HOLDINGS, INC.

By: /s/ James J. Connors II

Name: James J. Connors II
Title: Vice President

STOCKHOLDER

By: /s/ Richard L. Bready

Name: Richard L. Bready